Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2009

SECOND QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (July 21, 2009) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces second quarter 2009 financial results and a quarterly dividend. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Second Quarter 2009 Financial Results:

•	Net income of $904,000

•	Diluted earnings per share $0.28

•	Net interest margin of 4.24%

•	Allowance for loan losses at 1.13% of total loans

•	Retail deposit growth of $14.8 million since December 31, 2008

•	Total equity to assets of 9.30%

•	Dividend of $0.17 per share

John R. Milleson, President and CEO, stated “These are still difficult times for Eagle Financial Services, Inc., the industry and our economy in general, but there are some signs of recovery, particularly in larger financial institutions and the housing market. I believe that 2009 will continue to present challenges, but the Company is determined to be even stronger after the recession than it had been before. The Bank has been in business for 128 years and it intends to continue to operate in a safe and sound manner for the benefit of its shareholders, its employees and the communities in which it serves.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended June 30, 2009 was $5.1 million which represented an increase of 4.7% when compared to $4.9 million for the same period in 2008. Although average earning assets increased $10.0 million since June 30, 2008, the increase in net interest income resulted mostly from the decline in the Company’s funding costs.

Total loan interest income was $5.7 million for the quarter ended June 30, 2009, reflecting a decrease of $496,000 from the quarter ended June 30, 2008. Average loans decreased $1.2 million since June 30, 2008. Interest income from the investment portfolio was $1.2 million for the quarters ended June 30, 2009 and 2008. Average investments increased $5.2 million since June 30, 2008.

Total interest expense for the three months ended June 30, 2009 decreased $761,000 when compared to the three months ended June 30, 2008. The average cost of interest bearing liabilities decreased 83 basis points from the quarter ended June 30, 2008 to the same period in 2009. The average balance of interest bearing liabilities increased $9.4 million from the quarter ended June 30, 2008 to the same period in 2009.

The net interest margin increased from 4.12% for the quarter ended June 30, 2008 to 4.24% for the quarter ended June 30, 2009. The increase in the net interest margin was mostly attributable to the decreased cost of interest bearing liabilities.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $1.1 million for the three months ended June 30, 2009, compared to $300,000 for the quarter ended June 30, 2008. Although the Company experienced a decrease in total loans since the December 31, 2008, given the level of problem loans, continued uncertainty in the economy, and the ongoing nationwide credit crisis, the Company deemed it prudent to increase its allowance for loan losses.

Non performing assets increased from $2.3 million or .44% of total assets at June 30, 2008 to $4.3 million or .82% of total assets at June 30, 2009. This rise was a result of the increase in both non accrual loans and other real estate owned. During the second quarter of 2009, the Bank foreclosed upon real estate assets valued at $2.2 million and sold three pieces of other real estate owned recorded at $677,000. Loans greater than 90 days past due decreased from $1.3 million at June 30, 2008 to $50,000 at June 30, 2009. The Company realized $1.7 million in net charge-offs for the quarter ended June 30, 2009 versus $272,000 for the same period in 2008. Given the current economic environment, it is anticipated there could be an increase in past due loans, non performing loans and other real estate owned. However, the Company believes that the allowance for loan losses will be maintained at a level adequate to mitigate any negative impact resulting from such increases.

On July 17, 2009, the Company sold its investment in CIT Group, Inc. The Company held two bonds with a book value of $1.0 million and a fair market value of $700,000 at June 30, 2009. The Company will settle on the sale of the two bonds on July 21, 2009 and realize a loss in the amount of $486,000.

Non Interest Income and Non Interest Expense

Noninterest income was $1.3 million and $2.5 million for the quarters ended June 30, 2009 and 2008, respectively. The change in noninterest income reflects a decrease of $1.2 million or 49.2%. For the quarter ended June 30, 2008, the Company had realized a $742,000 gain on the sale of a branch building. Much of the remaining decrease resulted from the decline in commissions earned from sales of non-deposit investments.

Noninterest expense was $4.1 million for the quarters ended June 30, 2009 and 2008. Despite an increase in FDIC insurance premiums of $194,000 for the quarter ended June 30, 2009 versus the same period in 2008, the Company has diligently managed and monitored its other operating expenses.

Total Consolidated Assets

Total consolidated assets of the Company at June 30, 2009 were $522.6 million, which represents a decrease of $5.5 million or 1.1% from total assets of $528.1 million at December 31, 2008. Total loans decreased $503,000 from $390.1 million at December 31, 2008 to $389.6 million at June 30, 2009. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has permitted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, decreased $5.3 million to $381.2 million at June 30, 2009 from $386.5 million at December 31, 2008. Brokered deposits were $5.5 million at June 30, 2009 and $25.5 million at December 31, 2008.

Securities sold under agreement to repurchase were $14.2 million at June 30, 2009 and $16.4 million at December 31, 2008. Borrowings with the Federal Home Loan Bank of Atlanta were $62.3 million at June 30, 2009 and $75.0 million at December 31, 2008.

Equity

Shareholders’ equity at June 30, 2009 and December 31, 2008 was $48.6 million and $46.8 million, respectively. The book value of the Company at June 30, 2009 was $15.28 per common share. Total common shares outstanding were 3,180,899 at June 30, 2009. On July 15, 2009, the board of directors declared a $0.17 per common share cash dividend for shareholders of record as of August 1, 2009 and payable on August 14, 2009.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	2Q09	1Q09	2Q08	1Q08
Net Income (dollars in thousands)	$904	$955	$2,081	$1,689
Earnings per share, basic	$0.29	$0.30	$0.66	$0.54
Earnings per share, diluted	$0.28	$0.30	$0.66	$0.54

Return on average total assets	0.71%	0.74%	1.61%	1.32%
Return on average total equity	7.80%	8.27%	17.76%	14.75%
Dividend payout ratio	58.62%	56.67%	25.76%	29.63%
Fee revenue as a percent of total revenue	15.44%	15.13%	25.01%	15.58%

Net interest margin(1)	4.24%	3.98%	4.12%	3.90%
Yield on average earning assets	5.67%	5.66%	6.20%	6.42%
Yield on average interest-bearing liabilities	1.82%	2.12%	2.65%	3.17%
Net interest spread	3.85%	3.54%	3.55%	3.25%
Tax equivalent adjustment to net interest income (dollars in thousands)	$187	$182	$175	$174

Non-interest income to average assets	0.95%	0.92%	1.92%	1.51%
Non-interest expense to average assets	3.10%	2.92%	3.16%	3.04%

Efficiency ratio(2)	62.88%	63.04%	54.20%	58.50%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. For the quarters ended June 30, 2009 and June 30, 2008 net interest income on a tax equivalent basis was $5.3 million and $5.0 million, respectively. For the quarters ended March 31, 2009 and March 31, 2008 net interest income on a tax equivalent basis was $4.9 million and $4.7 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended June 30, 2009 and June 30, 2008, tax equivalent net interest income was $5.3 million and $5.0 million, respectively. For the quarters ended March 31, 2009 and March 31, 2008 net interest income on a tax equivalent basis was $4.9 million and $4.7 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended June 30, 2009 and June 30, 2008, was $1.3 million and $2.5 million, respectively. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended March 31, 2009 and March 31, 2008, was $1.2 million and $1.9 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	2Q09	1Q09	2Q08	1Q08
BALANCE SHEET RATIOS
Loans to deposits	102.20%	96.85%	104.96%	103.21%
Average interest-earning assets to average-interest bearing liabilities	126.56%	125.56%	127.07%	125.77%
PER SHARE DATA
Dividends	$0.17	$0.17	$0.17	$0.16
Book value	$15.28	$14.74	$14.96	$14.85
Tangible book value	$15.26	$14.71	$14.92	$14.81
SHARE PRICE DATA
Closing price	$15.00	$14.60	$21.00	$22.00
Diluted earnings multiple(1)	0.98	0.99	1.41	1.48
Book value multiple(2)	0.98	0.99	1.40	1.48
COMMON STOCK DATA
Outstanding shares at end of period	3,180,899	3,167,250	3,167,250	3,128,667
Weighted average shares outstanding	3,169,197	3,162,666	3,132,315	3,125,355
Weighted average shares outstanding, diluted	3,172,659	3,166,620	3,138,161	3,132,370
CAPITAL RATIOS
Total equity to total assets	9.30%	8.72%	9.05%	8.98%
CREDIT QUALITY
Net charge-offs to average loans	0.43%	0.08%	0.07%	0.02%
Total non-performing loans to total loans	0.54%	1.52%	0.32%	0.34%
Total non-performing assets to total assets	0.82%	1.30%	0.44%	0.30%
Non-accrual loans to:
total loans	0.53%	1.10%	0.00%	0.18%
total assets	0.39%	0.80%	0.00%	0.14%
Allowance for loan losses to:
total loans	1.13%	1.29%	0.85%	0.85%
non-performing assets	102.74%	72.12%	144.39%	216.01%
non-accrual loans	213.60%	116.66%	0.00%	473.44%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$50	$1,624	$1,269	$624
Non-accrual loans	2,052	4,293	—	704
Other real estate owned and repossessed assets	2,164	1,027	1,020	215
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$1,727	$361	$301	$99
(Recoveries)	(52)	(48)	(29)	(13)
Net charge-offs (recoveries)	1,675	313	272	86
PROVISION FOR LOAN LOSSES (dollars in thousands)	$1,050	$800	$300	200
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$5,008	$4,521	$3,305	$3,191
Provision	1,050	800	300	200
Net charge-offs (recoveries)	1,675	313	272	86
Balance at the end of period	$4,383	$5,008	$3,333	$3,305

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

BALANCE SHEET

(dollars in thousands)

	Unaudited 6/30/2009	Unaudited 3/31/2009	Audited 12/31/2008	Unaudited 6/30/2008	Unaudited 3/31/2008
Assets
Cash and due from banks	$7,841	$7,425	$7,287	$9,687	$10,768
Federal funds sold	—	16,679	11,052	—	1,326
Securities available for sale, at fair value	101,884	101,796	98,919	97,675	97,960
Loans, net of allowance for loan losses	385,200	383,632	385,565	387,327	384,292
Bank premises and equipment, net	15,006	15,165	15,377	15,681	16,420
Other assets	12,679	10,685	9,942	8,069	7,053

Total assets	$522,610	$535,382	$528,142	$518,439	$517,819

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$83,985	$83,180	$81,340	$81,065	$80,968
Savings and interest bearing demand deposits	154,071	153,629	154,622	154,827	144,584
Time deposits	143,130	164,471	150,565	136,295	149,989

Total deposits	$381,186	$401,280	$386,527	$372,187	$375,541
Federal funds purchased and securities sold under agreements to repurchase	19,791	14,717	14,693	19,324	15,505
Federal Home Loan Bank advances	62,250	62,250	70,000	70,000	70,000
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	3,555	3,244	2,876	2,810	3,079
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$473,999	$488,708	$481,313	$471,538	$471,342

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	7,952	7,918	7,888	7,839	7,822
Surplus	8,085	7,872	7,796	7,418	7,256
Retained earnings	33,558	33,194	32,779	33,566	32,019
Accumulated other comprehensive income	(984)	(2,310)	(1,634)	(1,922)	(620)

Total shareholders’ equity	$48,611	$46,674	$46,829	$46,901	$46,477

Total liabilities and shareholders’ equity	$522,610	$535,382	$528,142	$518,439	$517,819

EAGLE FINANCIAL SERVICES, INC.

SUMMARY INCOME STATEMENT

(dollars in thousands)

	Unaudited 6/30/2009	Unaudited 3/31/2009	Unaudited 6/30/2008	Unaudited 3/31/2008
Interest and Dividend Income
Interest and fees on loans	$5,698	$5,604	$6,194	$6,491
Interest on federal funds sold	3	4	8	28
Interest and dividends on securities available for sale:
Taxable interest income	748	753	691	594
Interest income exempt from federal income taxes	298	285	290	297
Dividends	119	113	219	182
Interest on deposits in banks	2	—	1	2

Total interest and dividend income	$6,868	$6,759	$7,403	$7,594

Interest Expense
Interest on deposits	$1,080	$1,328	$1,694	$2,115
Interest on federal funds purchased and securities sold under agreements to repurchase	95	97	- 130	107
Interest on Federal Home Loan Bank advances	530	564	640	724
Interest on trust preferred capital notes	48	61	81	108
Interest on interest rate swap	31	17	—	—

Total interest expense	$1,784	$2,067	$2,545	$3,054

Net interest income	$5,084	$4,692	$4,858	$4,540

Provision For Loan Losses	1,050	800	300	200

Net interest income after provision for loan losses	$4,034	$3,892	$4,558	$4,340

Noninterest Income
Income from fiduciary activities	$204	240	$274	$219
Service charges on deposit accounts	517	477	584	553
Other service charges and fees	494	486	717	711
Gain on the sale of loans	—	—	—	376
Gain on the sale of bank premises and equipment	—	—	742	—
Gain (loss) on the sale of other real estate owned	4	—	—	—
Other operating income	35	2	152	63

Total noninterest income	$1,254	$1,205	$2,469	$1,922

Noninterest Expenses
Salaries and employee benefits	$2,287	$2,170	$2,321	$2,297
Occupancy expenses	348	296	358	287
Equipment expenses	166	171	175	171
Advertising and marketing expenses	87	95	90	88
Stationery and supplies	80	85	101	92
ATM network fees	32	31	112	103
Other operating expenses	1,103	984	909	844

Total noninterest expenses	$4,103	$3,832	$4,066	$3,882

Income before income taxes	$1,185	$1,265	$2,961	$2,380

Income Tax Expense	281	310	880	691

Net income	$904	$955	$2,081	$1,689

Earnings Per Share
Net income per common share, basic	$0.29	$0.30	$0.66	$0.54

Net income per common share, diluted	$0.28	$0.30	$0.66	$0.54

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended June 30,
	2009			2008
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	71,617	3,478	4.86%	68,189	3,640	5.34%
Tax-Exempt (1)	32,614	1,814	5.56%	30,892	1,760	5.70%

Total Securities	104,231	5,292	5.08%	99,081	5,400	5.45%
Loans:
Taxable	380,692	22,595	5.94%	383,884	24,581	6.40%
Tax-Exempt (1)	6,221	393	6.32%	4,218	299	7.09%

Total Loans	386,913	22,988	5.94%	388,102	24,880	6.41%
Federal funds sold	7,647	12	0.16%	1,726	32	1.85%
Interest-bearing deposits in other banks	215	8	3.72%	122	4	3.28%

Total earning assets	499,006	28,300	5.67%	489,031	30,316	6.20%

Allowance for loan losses	(4,359)			(3,352)
Total non-earning assets	35,403			30,787

Total assets	530,050			516,466

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	57,173	287	0.50%	62,151	656	1.06%
Money market accounts	60,352	557	0.92%	51,691	901	1.74%
Savings accounts	36,734	124	0.34%	34,152	220	0.64%
Time deposits:
$100,000 and more	53,221	1,109	2.08%	71,827	2,473	3.44%
Less than $100,000	102,638	2,257	2.20%	69,219	2,526	3.65%

Total interest-bearing deposits	310,118	4,334	1.40%	289,040	6,776	2.34%
Federal funds purchased and securities sold under agreements to repurchase	14,685	382	2.60%	18,609	520	2.79%
Federal Home Loan Bank advances	62,250	2,125	3.41%	70,000	2,560	3.66%
Trust preferred capital notes	7,217	317	4.39%	7,217	324	4.49%

Total interest-bearing liabilities	394,270	7,158	1.82%	384,866	10,180	2.65%

Noninterest-bearing liabilities:
Demand deposits	84,477			81,793
Other Liabilities	3,232			2,920

Total liabilities	481,979			469,579
Shareholders’ equity	48,071			46,887

Total liabilities and shareholders’ equity	530,050			516,466

Net interest income		21,142			20,136

Net interest spread			3.85%			3.55%
Interest expense as a percent of average earning assets			1.43%			2.08%
Net interest margin			4.24%			4.12%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended March 31,
	2009			2008
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	68,082	3,529	5.18%	58,270	3,104	5.33%
Tax-Exempt (1)	31,189	1,750	5.61%	31,613	1,800	5.69%

Total Securities	99,271	5,279	5.32%	89,883	4,904	5.46%
Loans:
Taxable	383,241	22,451	5.86%	386,550	25,796	6.67%
Tax-Exempt (1)	5,776	419	7.26%	3,429	252	7.35%

Total Loans	389,017	22,870	5.88%	389,979	26,048	6.68%
Federal funds sold	8,642	17	0.20%	3,937	112	2.84%
Interest-bearing deposits in other banks	314	1	0.18%	248	8	3.23%

Total earning assets	497,243	28,167	5.66%	484,047	31,072	6.42%

Allowance for loan losses	(4,606)			(3,233)
Total non-earning assets	33,073			31,210

Total assets	525,710			512,024

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	57,565	384	0.67%	64,435	847	1.31%
Money market accounts	59,458	750	1.26%	45,635	910	1.99%
Savings accounts	34,286	160	0.47%	33,184	227	0.68%
Time deposits:
$100,000 and more	57,823	1,602	2.77%	78,507	3,393	4.32%
Less than $100,000	95,706	2,489	2.60%	72,886	3,082	4.23%

Total interest-bearing deposits	304,838	5,385	1.77%	294,647	8,459	2.87%
Federal funds purchased and securities sold under agreements to repurchase	15,673	394	2.51%	13,774	428	3.11%
Federal Home Loan Bank advances	68,278	2,287	3.35%	69,231	2,896	4.18%
Trust preferred capital notes	7,217	317	4.39%	7,217	432	5.99%

Total interest-bearing liabilities	396,005	8,382	2.12%	384,869	12,215	3.17%

Noninterest-bearing liabilities:
Demand deposits	79,854			78,450
Other Liabilities	3,014			2,898

Total liabilities	478,873			466,217
Shareholders’ equity	46,837			45,807

Total liabilities and shareholders’ equity	525,710			512,024

Net interest income		19,785			18,857

Net interest spread			3.54%			3.25%
Interest expense as a percent of average earning assets			1.69%			2.52%
Net interest margin			3.98%			3.90%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	6/30/2009	3/31/2009	6/30/2008	3/31/2008
GAAP Financial Measurements:
Interest Income - Loans	$5,698	$5,604	$6,194	$6,491
Interest Income - Securities and Other Interest-Earnings Assets	1,170	1,155	1,209	1,103
Interest Expense - Deposits	1,080	1,328	1,694	2,115
Interest Expense - Other Borrowings	704	739	851	939

Total Net Interest Income	$5,084	$4,692	$4,858	$4,540

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$33	$35	$26	$21
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	154	147	150	153

Total Tax Benefit on Tax-Exempt Interest Income	$187	$182	$176	174

Tax-Equivalent Net Interest Income	$5,271	$4,874	$5,034	$4,714